UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI		48152
(Address of Principal Executive Offices)		(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On June 27, 2011 (the “Closing Date”), Valassis Communications, Inc. (“Valassis”) entered into a new credit agreement (the “Credit Agreement”) with the various banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as joint bookrunners and joint lead arrangers. The Credit Agreement provides for (i) a $300.0 million senior secured term loan A, and (ii) a $100.0 million senior secured revolving line of credit.

The Credit Agreement and related loan documents replaced and terminated Valassis’ prior credit agreement, dated as of March 2, 2007, as amended (the “Prior Credit Agreement”), by and among Valassis, the several banks and other financial institutions or entities from time to time party thereto, Bear Stearns Corporate Lending Inc., as administrative agent, Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners, Bank of America, N. A., as syndication agent, and The Royal Bank of Scotland PLC, JPMorgan Chase Bank, N.A. and General Electric Capital Corporation, as co-documentation agents. The revolving line of credit under the Prior Credit Agreement was scheduled to mature on March 2, 2012, and the term loans under the Prior Credit Agreement were scheduled to mature on March 2, 2014. In connection with the termination of the Prior Credit Agreement, all obligations and rights under the related guarantee, security and collateral agency agreement, dated as of March 2, 2007, as amended (the “Prior Security Agreement”), by Valassis and certain of its domestic subsidiaries signatory thereto, as grantors, in favor of Bear Stearns Corporate Lending Inc., in its capacity as collateral agent for the benefit of the Secured Parties (as defined in the Prior Security Agreement), were also simultaneously terminated. The obligations of Valassis that survive under the Prior Credit Agreement and the Prior Security Agreement generally are limited to certain contingent indemnification obligations thereunder.

On the Closing Date, Valassis borrowed $50.0 million under the revolving line of credit under the Credit Agreement. In addition, approximately $11.0 million in existing standby letters of credit under the Prior Credit Agreement were deemed issued under the Credit Agreement. Accordingly, the total availability under the new revolving line of credit immediately after the consummation of the Credit Agreement was approximately $39.0 million.

Valassis used the initial borrowing under the revolving line of credit under the Credit Agreement, the proceeds from the term loan A under the Credit Agreement and available cash to repay the $462.2 million of term loans outstanding under the Prior Credit Agreement (reflecting all outstanding borrowings thereunder), to pay accrued interest with respect to such loans and to pay the fees and expenses related to the Credit Agreement.

The term loan A has a term of five years and its principal is repayable in quarterly installments, at a rate of 5% during each of the first two years, 10% during the third year, 15% in the fourth year and 11.25% in the fifth year, with the remaining 53.75% due at maturity. The revolving line of credit has a term of five years and includes $15.0 million available in Euros, Pounds Sterling or Canadian Dollars, $50.0 million available for letters of credit, and a $20.0 million swingline loan subfacility.

Borrowings under the Credit Agreement bear interest, at Valassis’ option, at either the alternate base rate (defined as the higher of the prime rate announced by the Administrative Agent, the federal funds effective rate plus 0.5% or one-month LIBOR plus 1%) (the “Base Rate”) or at an Adjusted LIBO Rate (as defined in the Credit Agreement) (the “Eurodollar Rate”), in each case, plus an applicable interest rate margin, except for borrowings made in alternate currencies which may not accrue interest based upon the alternate base rate. The applicable margins are initially 0.75% per annum for Base Rate loans and 1.75% per annum for Eurodollar Rate loans. After the delivery of financial statements and the compliance certificate for the second full fiscal quarter ending after the Closing Date, the applicable margins for the revolving line of credit and term loan A may be adjusted based on Valassis’ consolidated leverage ratio, with 1.00% being the maximum Base Rate margin and 2.00% being the maximum Eurodollar Rate margin subject to such adjustment mechanism.

The Credit Agreement also provides for an incremental facility pursuant to which, prior to the maturity of the Credit Agreement, Valassis may incur additional indebtedness under the Credit Agreement in an additional amount up to $150.0 million under the revolving line of credit or the term loan A or a combination thereof, subject to certain conditions, including receipt of additional lending commitments for such additional indebtedness. The terms of the incremental facility will be substantially similar to the terms of the Credit Agreement, except with respect to the pricing of the incremental facility, the interest rate for which could be higher than that for the revolving line of credit and the term loan A. The obligations under the incremental facility will constitute secured obligations under the Credit Agreement. The Credit Agreement also contains provisions permitting amend-and-extend facilities, term loan buybacks and refinancing facilities that allow Valassis to refinance the term loan A under the Credit Agreement with debt that shares pari passu in the collateral granted under the Security Agreement (as defined below).

The Credit Agreement contains certain covenants and restrictions including, but not limited to, Valassis’ ability to consummate fundamental changes to its corporate structure and nature of its business (including mergers), a maximum consolidated leverage ratio, a minimum consolidated interest coverage ratio, and restrictions, subject to certain exceptions, related to, among other things, incurrence of additional indebtedness, incurrence of liens, capital expenditures, asset sales, transactions with affiliates, sale and leaseback transactions, payment of dividends on, and redemptions and repurchases of, equity interests, prepayment of other indebtedness, and investments. The Credit Agreement also contains a requirement that Valassis make mandatory principal prepayments in the manner set forth in the Credit Agreement on the term loan A and revolving line of credit in certain circumstances, including, without limitation, with 100% of the aggregate net cash proceeds from any asset sale, casualty event or condemnation recovery (in each case, to the extent not otherwise used for reinvestment in Valassis’ business or related business and subject to certain other exceptions). The Credit Agreement further provides that, subject to customary notice and minimum amount conditions, Valassis may make voluntary prepayments without payment of premium or penalty.

The Credit Agreement also contains customary events of default. If any event of default occurs and is continuing, the Administrative Agent may, with the consent or at the request of the required Lenders, terminate the commitments and declare all of the amounts owed under the Credit Agreement to be immediately due and payable.

In the ordinary course of their business, the Lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with Valassis or its affiliates, including the provision of certain advisory services and the making of loans to Valassis and its affiliates. In particular, certain Lenders or their affiliates were agents and/or lenders under the Prior Credit Agreement.

The foregoing description of the Credit Agreement is summary in nature and qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Guarantee and Collateral Agreement

On the Closing Date, in connection with the Credit Agreement, Valassis and certain of its domestic subsidiaries signatory thereto, as grantors, entered into a Guarantee and Collateral Agreement (the “Security Agreement”) in favor of the Administrative Agent, in its capacity as administrative agent for the benefit of the Secured Credit Parties (as defined in the Security Agreement). Pursuant to the terms of the Security Agreement, Valassis’ obligations under the Credit Agreement are guaranteed by substantially all of its existing domestic subsidiaries and will be guaranteed by certain future domestic subsidiaries. In addition, Valassis’ obligations and the guarantees of such obligations are secured by first priority liens on substantially all of Valassis’ and its subsidiary guarantors’ present and future assets and by a pledge of all of the equity interests in its domestic subsidiary guarantors and 65% of the capital stock of certain of its existing and future foreign subsidiaries. The Security Agreement also secures the 2033 Secured Notes (as defined below) on an equal and ratable basis with the indebtedness under the Credit Agreement.

The foregoing description of the Security Agreement is summary in nature and qualified in its entirety by reference to the Security Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Senior Secured Convertible Notes due 2033 Supplemental Indenture

On the Closing Date, in connection with the Credit Agreement and Security Agreement, Valassis entered into a Second Supplemental Indenture (the “2033 Second Supplemental Indenture”) with The Bank of New York Mellon Trust Company, N.A., formerly known as BNY Midwest Trust Company, as trustee (the “2033 Trustee”), related to Valassis’ Senior Secured Convertible Notes due 2033 (the “2033 Secured Notes”). The 2033 Second Supplemental Indenture supplements the Indenture, dated as of May 22, 2003, as previously supplemented by the First Supplemental Indenture, dated as of March 2, 2007 (the “2033 First Supplemental Indenture”), between Valassis and the 2033 Trustee (as so supplemented, the “2033 Indenture”). The 2033 Second Supplemental Indenture secures the 2033 Secured Notes on an equal and ratable basis with the indebtedness under the Credit Agreement pursuant to the terms and conditions of the Security Agreement.

The foregoing description of the 2033 Second Supplemental Indenture is summary in nature and qualified in its entirety by reference to the 2033 Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 (regarding the Prior Credit Agreement and the Prior Security Agreement) is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 (regarding the Credit Agreement and the Guarantee and Collateral Agreement) is hereby incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 regarding the 2033 Second Supplemental Indenture is hereby incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of June 27, 2011, between Valassis Communications, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated as of May 22, 2003.

10.1	Credit Agreement, dated as of June 27, 2011, by and among Valassis Communications, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as joint bookrunners and joint lead arrangers, and a syndicate of lenders.

10.2	Guarantee and Collateral Agreement, dated as of June 27, 2011, by and among Valassis Communications, Inc. and certain of its domestic subsidiaries signatory thereto, as grantors, in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the benefit of the secured parties thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Todd Wiseley
Date: July 1, 2011	Name:	Todd Wiseley
	Title:	General Counsel and Senior Vice President, Administration

Exhibit Index

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of June 27, 2011, between Valassis Communications, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated as of May 22, 2003.

10.1	Credit Agreement, dated as of June 27, 2011, by and among Valassis Communications, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as joint bookrunners and joint lead arrangers, and a syndicate of lenders.

10.2

Guarantee and Collateral Agreement, dated as of June 27, 2011, by and among Valassis Communications, Inc. and certain of its domestic subsidiaries signatory thereto, as grantors, in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the benefit of the secured parties thereunder.